EXHIBIT 5.1

OPINION OF ALLEN & OVERY

NDS Group plc (the Company) One London Road Staines Middlesex TW18 4EX	Allen & Overy LLP One New Change London EC4M 9QQ United Kingdom Tel +44 (0)20 7330 3000 Fax +44 (0)20 7330 9999
Our ref

14 September 2005
Dear Sirs,

Registration Statement on Form S-8

  This opinion is delivered in connection with the Registration Statement (the Registration Statement) on Form S-8 of the Company dated 14 September 2005 in connection with the registration under the United States Securities Act of 1933, as amended, of 4,000,000 Series A Ordinary Shares of US$0.01 each in the Company (the Shares) which may be issued under the Company’s 1997 Executive Share Option Scheme, the Company’s 1999 Executive Share Option Scheme and the Company’s UK Approved Share Option Scheme (together the Schemes).

  For the purpose of our opinion expressed below we have examined and relied on the following documents:

(a)
a copy of the certificate of incorporation of the Company dated 26 September 1985 and copies of certificates of incorporation on change of name and re-registration as a public company dated 1 November 1985, 7 September 1993, 19 September 1994, 18 October 1996 and 19 August 1999, respectively;

(b)
a copy of the text of a special resolution of the Company which we understand was passed on 3 November 2004, inter alia, authorising the directors to allot a maximum of 40,986,000 shares of US$0.01 each under section 80 of the Companies Act 1985 (CA 1985), disapplying section 89 of the CA 1985 and altering the memorandum and articles of association of the Company;

(c)	a copy of the memorandum and articles of association of the Company as so altered; and

(d)	copies of the rules of the Schemes.

Except as stated above, we have not made any other enquiries concerning the Company.

For the purposes of this opinion, we have assumed that:

(a)
no laws or any jurisdiction other than England and Wales affect our conclusions and, insofar as any obligation falls to be performed in any jurisdiction outside England, its performance will not be illegal or ineffective by virtue of the laws of that jurisdiction;

(b)	the conformity to original documents of all documents submitted to us as copies;

(c)	all material matters stated in any documents upon which we have relied are and remain true and correct;

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(d)	the genuineness of all signatures on, and the authenticity and completeness of, all documents furnished to us, whether as originals or copies;

(e)	the special resolution of the Company referred to above was duly passed on 3 November 2004 and such resolution remains in full force and effect without modification;

(f)	a resolution is duly passed by the board of directors of the Company or a duly authorised committee thereof to allot the Shares pursuant to the rules of the Schemes; and

(g)
the Shares, when issued, will be issued against payment of the subscription price payable pursuant to the rules of the relevant Scheme as fully paid Series A ordinary shares of US$0.01 each and that consequently no further sum may be called to be paid up on the Shares.

On the basis of and subject to the foregoing, and subject to any matters not disclosed to us, we are of the opinion that the issue of the Shares will be duly authorised and the Shares will, upon issue, be validly issued as fully paid shares and consequently no further sum may be called to be paid up on the Shares.

Our opinion is confined solely to the laws of England in force at the date of this opinion and as applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law. We have made no investigation of the laws of any other jurisdiction and, in particular, the federal or state laws of the United States and do not express or imply any opinion on them.

We hereby consent to the use of this letter as an Exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required within Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission under that Act.

This opinion is issued solely for the above purpose. It is not to be relied upon for any purpose or quoted or referred to in any other public document or filed with any other government agency or body without our express written consent.

Yours faithfully,

/s/ Allen & Overy LLP

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